UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 31, 2010

SENTISEARCH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1217 South Flagler Drive, 3rd Floor , West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 805-684-1830

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2010, SentiSearch, Inc. (the "Company") entered into a Project Research and Product Development Agreement (the "Agreement") with Bayer CropScience AG ("Bayer"), effective September 15, 2010, pursuant to which the Company and Bayer will cooperate in the identification and development of molecules affecting olfaction (the sense of smell) in insects. This approach is designed to exploit advances in neuroscience to safely and effectively prevent crop damage and the spread of human disease by altering insect behavior. This approach may allow for a new level of specificity and efficiency of insect control.

Under the Agreement, the Company will provide to Bayer proprietary technology for screening particular compounds in Bayer's chemical library that may affect the function of insect odorant receptors. Bayer's efforts will be undertaken as part of a collaborative research project (the "Research Project") with investigators at Columbia and Rockefeller Universities in New York. Support for the Research Project is being provided by a grant award to Columbia from the Foundation for the National Institutes of Health (FNIH) through the Grand Challenges in Global Health initiative (the "Initiative") of the Bill & Melinda Gates Foundation. One of the goals of the Initiative is to improve the control of insects that affect human health, with the ultimate goal of eradication of malaria, Dengue fever and other insect borne diseases in the developing world.

Bayer will determine whether to develop further, for crop control applications, compounds identified in the course of the Research Project.

In connection with the Agreement, the Company has granted to Bayer certain exclusive rights to use its proprietary technology in the field of use of the Agreement (any use against invertebrate animals other than the prevention, diagnosis or treatment of human health conditions). Bayer will provide the Company with the opportunity to acquire a license in the field of use to further develop compounds identified by Bayer in the course of the Research Project, which Bayer determines not to further develop itself. Bayer has also granted the Company an exclusive option, for a period of five years, to negotiate and execute a license from Bayer with respect to compounds identified by Bayer in the course of the Research Project, for use outside the field of use and outside the field of agriculture.

As part of the Agreement, Bayer has paid to the Company an upfront fee and has agreed to pay to the Company additional amounts upon achieving certain milestones and royalties on net sales of products developed pursuant to the project. Consistent with the global access policy of the Grand Challenges program and the award agreement to Columbia University from FNIH, the Agreement also provides for certain guidelines with respect to distribution and pricing of products for those most in need in disease endemic countries.

Forward-Looking Statements

This  Current Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements using terminology such as “can”, “may”, “believe”, “designed to”, “intend to”, “expect”, “plan”, “anticipate”, “estimate”, “potential” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future.  You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, and state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in or implied by forward-looking statements as a result of certain factors, including those set forth under “Management’s Discussion and Analysis and Results of Operations” and elsewhere in the Company’s Annual Report on Form 10-K.  All forward-looking statements included in this Current Report are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligations to update any forward-looking statement, unless we are required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTISEARCH, INC.

Dated: September 1, 2010	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer, Secretary, Treasurer and Chairman of the Board